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                                                                    EXHIBIT 99.1

                             THOUSAND TRAILS, INC.

                             COMPLIANCE AGREEMENT

     This Compliance Agreement (this "Agreement") is between Thousand Trails, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Selling Security Holder") who may sell shares of the Company's Common Stock, par value $0.01 per share (the "Securities"), issuable upon the exercise of certain of the Company's Common Stock Purchase Warrants ("Warrants").

                                   RECITALS

     A. The Company granted the Selling Security Holder or a predecessor holder of its Warrants and others registration rights with respect to the Securities in a Registration Rights Agreement, dated as of December 31, 1991 or June 12, 1992 (as applicable, the "Registration Rights Agreement").

     B. The Company contemplates filing a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission to register an offering of the Securities.

     C. The Company has offered to include the Securities issuable upon the exercise of the Selling Security Holder's Warrants in the Registration Statement.

     D. The Company and the Selling Security Holder desire to ensure that the Company and the Selling Security Holder comply with all applicable laws, rules and regulations in connection with the distributions or transfers of the Securities as contemplated by the Registration Statement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CONSENT.  The Selling Security Holder consents to the inclusion of the
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Securities issuable upon the exercise of its Warrants in the Registration
Statement and to its being named as a selling security holder in the Registration Statement. If the Selling Security Holder is not the initial holder of its Warrants, the Selling Security Holder agrees to provisions of the Registration Rights Agreement as if it were such initial holder.

     2.   REPRESENTATIONS AND WARRANTIES.  The Selling Security Holder
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represents and warrants to the Company as follows:

          (A)  CONFIRMATION OF INFORMATION.  The information as to the
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     beneficial ownership of its Warrants and the Securities and the plan of distribution for the Securities issuable upon the exercise of its Warrants provided by the Selling Security Holder is true and correct in all material respects. Such information does not contain any untrue
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     statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such information shall be deemed to be information furnished to the Company for inclusion in the Registration Statement for the purposes of the Selling Security Holder's indemnification obligations under the Registration Rights Agreement and this Agreement.

          (B)  TITLE.  The Selling Security Holder will have, at all times that
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     the Selling Security Holder engages in selling efforts with respect to its
     Securities, subject to the exercise of its Warrants, valid and marketable title to the Securities to be sold by it, free and clear of any lien, claim, security interest, restriction or other encumbrance.

          (C)  AUTHORITY TO SELL.  The Selling Security Holder will have at all
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     times that the Selling Security Holder engages in selling efforts with respect to its Securities full power and authority (with regard to a Selling Security Holder that is a corporation, partnership, or other business entity) or full legal right, power, and capacity (with regard to a Selling Security Holder who is an individual), and any approval required by law, to sell, assign, transfer, and deliver such Securities.

     3.   COMPLIANCE WITH SECURITIES LAWS.  The Selling Security Holder
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covenants to the Company as follows:

          (A)  RULE 10B-6.  The Selling Security Holder will deliver to the
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     Company a written notice at least 10 but not more than 20 Business Days before engaging in any selling efforts with respect to any Securities.
     Such notice shall set forth the name of the Selling Security Holder, the Securities with respect to which the Selling Security Holder will engage in selling efforts, and the date when the Selling Security Holder will begin such selling efforts (the "Commencement Date"). The Selling Security Holder may then engage in selling efforts and sell the Securities described in the notice during the period beginning on the Commencement Date and ending on the 20th Business Day immediately following the Commencement Date (the "Selling Period"). After the expiration of the Selling Period, the Selling Security Holder must deliver another notice to the Company pursuant to this Section 3(a) before engaging in additional selling efforts. The Selling Security Holder and any "affiliated purchaser," as defined in Rule 10b-6(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the distribution or transfer of Securities by the Selling Security Holder will not bid for or purchase any Securities during the period beginning on the 9th Business Day immediately before the Commencement Date and ending on the last day of the Selling Period, and will otherwise comply with the restrictions set forth in Rule 10b-6 under the Exchange Act. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday for purposes of the federal securities laws.

          (B)  RULE 10B-7.  The Selling Security Holder will not engage in
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     stabilizing transactions with respect to its Securities or violate Rule
     10b-7 under the Exchange Act.

          (C)  SECURITIES LAWS.  The Selling Security Holder will not violate
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     any federal securities laws, or the securities laws of any state or other jurisdiction, in connection with the distribution or transfer of its Securities.

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     4.   INDEMNIFICATION.  The Selling Security Holder shall indemnify and hold
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harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (collectively, "Company Indemnitees") against any losses, claims, damages or liabilities, joint or several, and any expenses (including reasonable attorneys' fees) to which any Company Indemnitee may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by the Selling Security Holder expressly for use in connection with the Registration Statement and which information is contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

     5.   MISCELLANEOUS.
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          (A)  AMENDMENTS AND WAIVERS.  No amendment or waiver of any of the
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     provisions of this Agreement shall be effective unless in writing and signed by the Company and the Selling Security Holder.

          (B)  NOTICES.  All notices and other communications in connection with
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     this Agreement shall be in writing and deemed to have been received on the day of delivery if delivered by hand, overnight express or facsimile transmission, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to each party at its address described below (or to such other address to which such party has notified each other party in accordance with this Section 4(b) to send such notices or communications):

                  (i) If to the Selling Security Holder, at its address or facsimile number as shown on the signature page hereto; and

                 (ii)  If to the Company, at:

                              Thousand Trails, Inc.
                              2711 LBJ Freeway, Suite 200
                              Dallas, Texas  75234
                              Facsimile No.:  (972) 488-5008
                              Attention:  General Counsel or Secretary

          (C)  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED
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     ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, WITHOUT
     REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, AND SUCH FEDERAL LAWS AS MAY APPLY.

                       [SIGNATURES ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement.

                                        COMPANY:

Dated:  _______________, 1997           THOUSAND TRAILS, INC.

                                        By:_____________________________________
                                             Walter B. Jaccard
                                             Vice President

                                        SELLING SECURITY HOLDER:

Dated:  _______________, 1997           NAME:    _______________________________
                                        Address: _______________________________
                                                 _______________________________
                                                 _______________________________
                                        Facsimile No.:__________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

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